Spherix Announces Third Quarter 2010 Financial Results

BETHESDA, MD., Nov. 15, 2010 -- Spherix Incorporated (Nasdaq: SPEX), an innovator in biotechnology for therapy in diabetes and the metabolic syndrome, and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today reported results for the three months ended September 30, 2010.

Recent and Upcoming Highlights

  Pharmaceutical Development
    Announced exploration of D-tagatose as a treatment for high triglycerides, a risk factor for atherosclerosis, myocardial infarction, and stroke
    Acquired development and marketing rights for D-tagatose for triglycerides from the University of Kentucky Research Foundation
    Goal of the triglycerides program is to explore drug mechanism of action, investigate proof of concept and analyze the formulation, dose and dosing regimen appropriate for the triglyceride market segment
    Announced efficacy results of the Phase 3 trial for the treatment of Type 2 diabetes in October 2010 which showed a statistically significant drop in HbA1c levels in mild diabetics
    Anticipated completion of the Phase 2 Dose Range trial by the end of 2010
    Seeking a strategic relationship with a pharmaceutical company for the continued development of D-tagatose as a treatment for Type 2 diabetes and triglycerides
    Presented and participated at two pharma partnering meetings:  BioPartnering Europe, October 11-13, 2010, London UK; and Windhover Therapy Area Conference, November 3-4, 2010, Boston, MA
    Awarded $469,479 under the Patient Protection and Affordable Care Act

  Health Sciences Consulting
    Recent and upcoming trade and professional shows:
      Presented at 9th Vahouny Fiber Symposium, June 9, 2010, Bethesda, MD
      Attended American Society of Pharmacognosy, Phytochemical Society of North America, July 10-14, 2010, St. Petersburg Beach, FL
      Attended 2010 IFT Annual Meeting & Food Expo, July 12-20, 2010, Chicago, IL
      November 1-3, 2010, Invited by the NIOH of South Africa to present a series of lectures dealing with Risk Assessment and Food Safety in Johannesburg, South Africa
      Presented "Food Ingredient Approvals:  The Science and Regulatory Process for GRAS Determinations in the US and Novel Foods in Europe" at the Health Ingredients Japan 2010 Conference in Tokyo
      Presented "Stevia...The Science Behind the Sweetness" at the Supply Side West post-conference Stevia: Trends, Product Development and Regulatory Update Workshop in Las Vegas, October 23, 2010
      December 8, 2010: Invited to present "Probiotics: Advances in the Assessment of Safe Use" during Virgo Publishing's Probiotics Webinar

Financial Results for the Quarter Ended September 30, 2010

Revenue and direct costs are directly related to the Company's health sciences consulting segment.  The Company's consulting business provides technical and regulatory consulting services to biotechnology and pharmaceutical companies, as well as critical technical support for the Company's own R&D activities.

The Company's ongoing research and development activities have been focused on the development of D-tagatose as a new treatment for Type 2 diabetes.  The Company announced in June that it would also explore D-Tagatose as a potential treatment for high triglycerides, a risk factor for atherosclerosis, myocardial infarction, and stroke. The R&D expenditures for 2010 and 2009 consisted of both a Phase 3 clinical trial and a related Phase 2 Dose Range study on the use of D-tagatose as a treatment for Type 2 diabetes.

D-Tagatose is believed to depress elevations of blood sugar levels in diabetic patients by increasing glycogen synthesis while decreasing glycogen utilization, resulting in an improvement of blood sugar control and modulation of HbA1c. The Phase 3 efficacy trial results were announced in October 2010 and the Dose Range study is expected to be completed by the end of 2010.

The increase in selling, general and administrative costs between 2010 and 2009 is primarily related to the expansion of the Company's market development efforts of D-tagatose as a treatment for Type 2 diabetes and the decision to explore D-Tagatose as a potential treatment for high triglycerides.  The Company intends to continue expansion of its market development activities and simultaneously search for a sale, license, partner, or other strategic alliance to fully take D-tagatose through the FDA approval process and to bring D-tagatose to market.

During the third quarter of 2010 the Company used $1.8 million of cash to fund operations.  As of September 30, 2010 Spherix had cash and cash equivalents of $2.9 million.  Subsequent to the close of the quarter the Company raised approximately $4.8 million in net proceeds from the sale of Series B Convertible Preferred Stock and warrants.

About D-Tagatose

D-tagatose, a naturally occurring sugar, is a low-calorie, full-bulk sweetener previously approved by the Food and Drug Administration ("FDA") as a GRAS (Generally Recognized As Safe) food ingredient. It is a true sugar that looks, feels, and tastes like table sugar. During human safety studies supporting food use, the Company discovered and patented a number of health and medical uses for D-tagatose. The Company holds the patents for use of D-tagatose as a treatment for Type 2 diabetes and a license for treatment of hypertriglyceridemia. The use patents for D-tagatose as a treatment for Type 2 diabetes expire in 2012, not including extensions. If approved for use as a drug by the FDA, the Company believes it will be eligible for a five year New Chemical Entity ("NCE") exclusivity period following FDA approval. Similar legislation in Europe could provide seven years of market exclusivity in the European Union, if approved by the European Medicines Agency (EMA).

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company, under the name Biospherics Research. The company now leverages its scientific and technical expertise and experience through its two subsidiaries -- Biospherics Incorporated and Spherix Consulting, Inc. Biospherics is currently running a Phase 3 clinical trial to study the use of D-tagatose as a treatment for Type 2 diabetes. Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides. For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of D-tagatose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop D-tagatose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

Spherix Incorporated Consolidated Statements of Operations
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2010	2009	2010	2009
Revenue	$ 368,838	$ 378,365	$ 1,028,268	$ 1,071,276

Operating expense
Direct costs	(121,841)	(125,653)	(353,740)	(365,318)
Research and development expense	(1,453,987)	(1,435,282)	(4,310,471)	(4,130,633)
Selling, general and administrative expense	(933,507)	(974,972)	(3,214,257)	(2,383,338)
Total operating expense	(2,509,335)	(2,535,907)	(7,878,468)	(6,879,289)

Loss from operations	(2,140,497)	(2,157,542)	(6,850,200)	(5,808,013)
Interest income	1,054	5,386	5,270	35,233
Loss before taxes	(2,139,443)	(2,152,156)	(6,844,930)	(5,772,780)

Income tax expense	-	-	-	-

Net loss	$ (2,139,443)	$ (2,152,156)	$ (6,844,930)	$ (5,772,780)

Net loss per share, basic	(0.12)	(0.15)	(0.40)	(0.40)
Net loss per share, diluted	(0.12)	(0.15)	(0.40)	(0.40)

Weighted average shares outstanding, basic	17,150,648	14,385,810	17,150,648	14,371,452
Weighted average shares outstanding, diluted	17,150,648	14,385,810	17,150,648	14,371,452

Spherix Incorporated Consolidated Balance Sheets
ASSETS	Sept. 30, 2010 (Unaudited)	December 31, 2009
Current assets
Cash and cash equivalents	$ 2,866,832	$ 9,026,002
Short-term investments, held to maturity	-	375,003
Trade accounts receivable, net	349,201	274,153
Other receivables	34,837	948
Prepaid expenses and other assets	43,854	209,255
Total current assets	3,294,724	9,885,361

Property and equipment, net of accumulated depreciation	171,967	225,958
of $180,165 and $126,174
Patents, net of accumulated amortization of $49,208 and $44,657	3,813	8,364
Deposits	35,625	35,625
Total assets	$ 3,506,129	$ 10,155,308

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 1,659,310	$ 1,714,140
Accrued salaries and benefits	488,964	388,665
Deferred revenue	255,413	90,915
Total current liabilities	2,403,687	2,193,720

Deferred compensation	550,000	580,000
Deferred rent	88,412	109,712
Total liabilities	3,042,099	2,883,432

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.005 par value, 50,000,000 shares authorized; 17,237,110 and 17,231,086 issued, and 17,156,672 and 17,150,648 shares outstanding at September 30, 2010 and December 31, 2009	86,185	86,155
Paid-in capital in excess of par value	33,636,564	33,599,510
Treasury stock, 80,438 shares, at cost at September 30, 2010 and
December 31, 2009	(464,786)	(464,786)
Accumulated deficit	(32,793,933)	(25,949,003)
Total stockholders' equity	464,030	7,271,876
Total liabilities and stockholders' equity	$ 3,506,129	$ 10,155,308

CONTACT:  Investor Relations, +1-301-897-2564, info@spherix.com